Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea Biopharmaceuticals Appoints Anton Gueth to Board of Directors

DUBLIN, OHIO June 04, 2015 -- Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) announces today the appointment of Mr. Anton Gueth to fill an open position on the Navidea Board of Directors. Mr. Gueth’s initial term of service will last until the Company’s 2016 Annual Meeting at which time he is expected to stand for re-election. Mr. Gueth brings over 30 years of global finance and operating experience in the pharmaceutical and healthcare industries.

“We are delighted to have Anton join our Board. His biotech and pharmaceutical business development and alliance management expertise will be invaluable as Navidea continues to build its global commercial Lymphoseek® business and develop the full potential of our Manocept™ technology platform,” said Gordon Troup, Chairman of the Navidea Board of Directors. “Anton’s appointment is an important step in what we expect will be an ongoing evolution of the Navidea Board to match our strategic growth needs with industry knowledge in the areas in which we’re focusing our business.”

“Navidea’s CD206-targeting technology has broad potential to impact both diagnostic and therapeutic areas of medical care," Mr. Gueth said. "I am pleased to be joining the Board to assist in delivering the greatest possible impact for Lymphoseek and the Manocept technology as the Company seeks to aggressively leverage exciting product opportunities.”

Mr. Gueth is currently Managing Director of EVOLUTION Life Science Partners. He is also the founder and Managing Partner of Gueth Consulting LLC, a consulting firm focusing on pharmaceutical and biotechnology clients in the areas of licensing, early stage financing and alliance management and was previously a Managing Director of Burrill Securities. His career includes nearly 19 years with Eli Lilly and Company ("Lilly"), most recently as director of Alliance Management. He also served as General Manager of Lilly's African and Middle Eastern operations; Vice President of Financial Planning and Treasury of PCS Health Systems; as well as held other sales, marketing, operations and financial positions. Mr. Gueth earned a Masters Degree in agricultural economics from the Justus Liebig University in Giessen, Germany, as well as a Masters Degree in public affairs from Indiana University. He is currently a member of the board of directors of Antares Pharma.

Navidea also announced that Mr. Perry Karsen has decided that he will not stand for re-election following the expiration of his term on July 16, 2015. Mr. Karsen joined the Board in February 2014, and was instrumental in assisting the company’s transformation into a commercial entity and in guiding the initial strategy for expansion into therapeutic development. “We would like to especially thank Perry for his wisdom and leadership during this important phase of Navidea’s growth and development,” said Mr. Troup. “We are pleased to announce that Perry will continue to provide his valued biotechnology and business experience in assisting management in the formation of a Strategic Advisory Committee.”

"It has been a pleasure to serve on the Navidea board and to assist in advancing its first-in-class imaging agent and groundbreaking therapeutic platform," said Perry Karsen, Chief Executive Officer, Celgene Cellular Therapeutics. “Regrettably, with Navidea’s expected growth and continued transformation, my current leadership obligations at Celgene do not afford me the time to be an effective Navidea board member. I am, however, excited to help craft and contribute to the formation of Navidea’s Strategic Advisory Committee.”

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NAVIDEA BIOPHARMACEUTICALS

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About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics, therapeutics and radiopharmaceutical agents. Navidea is developing multiple precision-targeted products and platforms including Manocept™ and NAV4694 to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making, targeted treatment and, ultimately, patient care. Lymphoseek® (technetium Tc 99m tilmanocept) injection, Navidea’s first commercial product from the Manocept platform, was approved by the FDA in March 2013 and in Europe in November 2014. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and therapeutics, and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Source: Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals
Investors

Tom Baker, 617-532-0624
tbaker@navidea.com

or

Media
Sharon Correia, 978-655-2686
Associate Director, Corporate Communications

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